SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                           Current Report Pursuant to
                           Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                October 20, 2000
                Date of Report (Date of Earliest Event Reported)



                             etravelserve.com, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


   000-25003                        Nevada                        36-3051776
---------------                    --------                     ---------------
 (Commission                     (State or Other                (IRS Employer
 File Number)                    Jurisdiction of                Indentification
                                 Incorporation)                  Number)


c/o EMO Corporate Services
100 N.E. 3rd Ave, Ste. 1100
Ft. Lauderdale, FL                                                  33301
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(Address of principal executive offices)                          (Zip Code)


                                 (561) 417-0688
                                 --------------
               Registrant's telephone number, including area code

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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

         On October 20, 2000, Preferred Travel and Tours, Inc. a Florida corporation ("Preferred"), a wholly owned subsidiary of J.R. Solutions, Inc., a Delaware corporation ("JR"), which corporation is, in turn, a wholly owned subsidiary of etravelserve.com, Inc., a Nevada corporation (the "Company"), purchased all of the assets of Caribbean Concepts, Inc., a New York corporation, ("Caribbean"), pursuant to a Asset Purchase Agreement dated as of August 11, 2000 (the "Agreement") by and between Preferred and Caribbean and its controlling principal.

         Preferred acquired all of the Caribbean's assets for a total negotiated price of $125,000, paid $7500 in cash and $50,000 in Company common stock, valued as of October 19, 2000. The assets purchased in this transaction include Caribbean's intangible property (goodwill, customer lists, telephone numbers, trade names).

         The funds required to pay for the assets purchased pursuant to the Agreement were derived from the sale of $500,000 of debentures.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS.

         (a.)     FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  The Company has not had adequate time to have the financial statements of Caribbean audited as of this date. The Company will file an amendment to the Current Report on Form 8-K on or before 60 days after November 4, 2000 in accordance with the instructions to Form 8-K to include this information.

         b.       PRO FORMA FINANCIAL INFORMATION.

                  The Company will provide pro forma financial information with the amendment to the Current Report on Form 8-K to be prepared once the financial statements of Caribbean have been audited, which amendment will be filed on or before 60 days after November 4, 2000.

         c.       EXHIBITS.

                  1. Asset Purchase Agreement dated as of August 11, 2000 between Preferred and Caribbean Concepts, Inc.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                            ETRAVELSERVE.COM, INC..


Date: November 3, 2000                      By:  /s/ Paul R. Johnson
                                                 ------------------------------
                                                 Chief Executive Officer



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